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                                                                    EXHIBIT 99.2

LLOYD "BUZZ" WATERHOUSE ELECTED REYNOLDS AND REYNOLDS CEO

DAVID HOLMES TO SERVE AS CHAIRMAN

DAYTON, OHIO, NOVEMBER 15, 2000 -- Lloyd G. "Buzz" Waterhouse (49) has been elected chief executive officer of The Reynolds and Reynolds Company (NYSE:
REY).

Waterhouse joined Reynolds in May 1999 as president and chief operating officer after a 26-year career at IBM. He held a number of top positions at IBM including general manager of e-business services, director of strategy, and president of Asia Pacific Services Corporation.

David R. Holmes (60) will serve as Chairman and will continue as director. Holmes said, "Since Buzz joined us 17 months ago, he has played a major role in creating the new Reynolds and Reynolds. He has been instrumental in helping us shape our growth strategy. This company is in great hands. The leadership team has never been stronger. I'm delighted by how far we have come as an organization," Holmes said.

Reynolds and Reynolds, headquartered in Dayton, Ohio, is the leading provider of integrated information management solutions to the automotive retailing marketplace. The company's services include a full range of retail and enterprise management systems, networking and support, e-business applications, Web services, learning and consulting services, customer relationship management solutions and leasing services.

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Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investors                                              Media
Mitch Haws937.485.4460                                 Paul Guthrie937.485.4216
mitch_haws@reyrey.com                                  paul_guthrie@reyrey.com